                                                                      EXHIBIT 11

                            THE PIONEER GROUP, INC.

                 COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                     THREE MONTHS                NINE MONTHS
                                                        ENDED                       ENDED
                                                    SEPTEMBER 30,               SEPTEMBER 30,
        COMPUTATION FOR CONSOLIDATED           ------------------------    ------------------------
             STATEMENT OF INCOME                  1996          1995          1996          1995
        -----------------------------          ----------    ----------    ----------    ----------
Net income(1)................................  $    5,091    $    6,273    $   13,725    $   19,399
                                               ==========    ==========    ==========    ==========
Shares
  Weighted average number of common shares
     outstanding.............................  24,961,000    24,816,000    24,943,000    24,804,000
  Dilutive effect of stock options and
     restricted stock proceeds as common
     stock equivalents computed under the
     treasury stock method using the average
     price during the period(2)..............     509,000       555,000       519,000       493,000
                                               ----------    ----------    ----------    ----------
Weighted average number of shares outstanding
  as adjusted(1).............................  25,470,000    25,371,000    25,462,000    25,297,000
                                               ==========    ==========    ==========    ==========
Earnings per share(1)........................  $     0.20    $     0.25    $     0.54    $     0.77
                                               ==========    ==========    ==========    ==========

---------------
(1) These amounts agree with the related amounts in the Consolidated Statement of Income.